UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

ROANOKE ELECTRIC STEEL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-2389	54-0585263
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Westside Boulevard, NW Roanoke, Virginia	24017
(Address of principal executive offices)	(Zip Code)

(540) 342-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

The disclosure under Item 8.01 of this report is also responsive to this Item 2.05 and is incorporated herein by reference.

Item 8.01 Other Events

On January 27, 2005, RESCO Steel Products Corporation (“RESCO”), a wholly-owned subsidiary of Roanoke Electric Steel Corporation (the “Company”), sold its reinforcing bar fabrication assets, which represent substantially all of its assets, to Rockingham Steel, Inc. (“Rockingham Steel”), a reinforcing bar fabricator located in Harrisonburg, Virginia. The assets sold included the following:

•	Rights to goodwill associated with the business,

•	Personal property owned or leased by RESCO and used in the business (including furniture, equipment, improvements, machinery, furnishings, motor vehicles, office equipment, tools and other items of personal property),

•	Real property owned by RESCO and located in Salem, Virginia and leased by RESCO and located in Kernersville, North Carolina,

•	Accounts receivables,

•	Inventory and supplies,

•	Rights under contracts and other agreements,

•	Certain trademarks, trade names and other intellectual property.

Rockingham Steel agreed to assume RESCO’s obligations under certain agreements, contracts, leases, subleases, and licenses related to the business.

RESCO and the Company agreed, for a period of 2 years, not to undertake the following activities in the states of North Carolina, South Carolina, Virginia or West Virginia: (i) engage in the marketing or selling of products related to RESCO’s reinforcing bar fabrication business (the “Business”), (ii) solicit any customer, prospective customer, acquisition target, supplier, employee, salesman, agent or representative of, or consultant to, the Business in any manner that adversely interferes with such person’s relationship with Rockingham Steel, or in an effort to obtain any such person as a customer, prospective customer, acquisition target, supplier, employee, salesman, agent or representative of, or consultant to, another person that conducts a business competitive to the Business, or (iii) establish, own, manage, operate, finance or control or participate in the ownership, management, operation, financing, or control of, or be a consultant to, any person that conducts a business in competition to the Business (other than the ownership of 5% or less of the securities of a publicly traded company).

The original agreed upon price for the assets sold by RESCO was $4.85 million. After adjustments for changes in inventory, accounts receivable and accounts payable, from November 30, 2004 through January 27, 2005, the final purchase price was $4.2 million, and this is the amount included in the purchase agreement signed by the parties. The purchase price was paid in cash at the closing of the sale.

In connection with the sale of RESCO’s assets to Rockingham Steel, the Company has estimated that it will incur the following one-time charges:

Category	Amount
Costs associated with termination of employees, including severance, accrued vacation, insurance and other miscellaneous benefits	$330,000

Transaction costs, including legal, investment banking, accounting and other professional fees, and other miscellaneous costs of the transaction	220,000

TOTAL	$550,000

The Company anticipates that all of the costs set forth in the foregoing table will be paid in the Company’s first quarter ending January 31, 2005 or second quarter ending April 30, 2005.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

The following are furnished as Exhibits to this Report.

Exhibit No.	Description of Exhibit
99.1	Asset Purchase and Sale Agreement dated January 27, 2005, by and among Rockingham Steel, Inc., RESCO Steel Products Corporation, and Roanoke Electric Steel Corporation.*

99.2	News release issued January 27, 2005.

*	Schedules and other attachments to this agreement have been omitted. The Company hereby undertakes and agrees to furnish supplementally a copy of any such schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROANOKE ELECTRIC STEEL CORPORATION

By:	/s/ Donald G. Smith
Donald G. Smith
Chairman and Chief Executive Officer

Dated: February 2, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Asset Purchase Agreement dated January 27, 2005, by and among Rockingham Steel, Inc., RESCO Steel Products Corporation, and Roanoke Electric Steel Corporation. (FILED HEREWITH)

99.2	News release issued January 27, 2005 (FILED HEREWITH)